UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009 Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 864-2558

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Telomir Pharmaceuticals Confirms Age Reversal, Increased Longevity and Improved Healthspan in Groundbreaking Preclinical Study with Telomir-1

Telomir Pharmaceuticals, Inc. (the “Company”) reports groundbreaking preclinical results confirming the efficacy of Telomir-1, its licensed compound designed to effectively turn back the biological clock and support longevity

Using advanced in vivo microfluidic technology, in collaboration with Nagi Biosciences SA, the study demonstrated significant age-reversal effects in aging model organisms treated with Telomir-1, effectively turning back the biological clock. These effects include an extended healthy lifespan, improved mobility, and a measurable reversal of age-related decline.

By addressing the biological drivers of aging, Telomir-1 has the potential to profoundly impact patient care, offering new hope for managing and reversing age-related diseases while improving quality of life for countless individuals.

Study Summary and Methodology

The preclinical study, conducted in collaboration with Nagi Bioscience SA, utilized a sophisticated in vivo microfluidic-based assay to assess the effects of Telomir-1 on the nematode Caenorhabditis elegans, a well-established model for aging studies. The microfluidic platform allowed precise, automated tracking of lifespan, healthspan, and age-related mobility decline in real-time, enabling the research team to accurately measure the effects of Telomir-1 on these critical metrics. Two forms of Telomir-1 were administered in two concentrations, allowing the study to examine dose-dependent responses in treated subjects. The study found that Telomir-1 significantly enhanced lifespan and healthspan parameters in aged microorganism populations.

Key findings included:

●	Enhanced Mobility in Older Organisms: Subjects treated with Telomir-1 showed improved motility, particularly in later stages of life, compared to untreated controls. This enhanced movement in advanced age suggests a slowing of the aging process, as mobility is a key indicator of biological health.

●	Reduced Biological Aging: The study demonstrated a measurable reversal of biological age markers in subjects treated with Telomir-1. This significant finding points to Telomir-1’s potential to slow down, and in certain aspects, reverse biological aging, making it a promising candidate for longevity treatments.

●	Increased Lifespan: Telomir-1 was associated with a statistically significant increase in lifespan among treated populations. This further supports Telomir-1’s role in promoting longevity.

Expanding Research and Future Applications

The Company is intensifying its focus on the potential use of Telomir-1 to treat progeria, a rare genetic disorder that causes accelerated aging in children. As part of these efforts, the Company has engaged with the Progeria Foundation to investigate the effects of Telomir-1 on human progeria cell lines. This study will directly assess Telomir-1’s ability to counteract accelerated aging at the cellular level, offering critical insights into its therapeutic potential for progeria patients.

In addition, the Company has planned an in vivo study utilizing a progeria Caenorhabditis elegans model. This advanced microfluidic-based assay will evaluate Telomir-1’s impact on longevity, healthspan, and biological aging in an organismal context. Together, these two studies represent a comprehensive approach to understanding Telomir-1’s effects on progeria, targeting both cellular and whole-organism models of the disease.

These initiatives build on Telomir-1’s demonstrated safety and efficacy in preclinical studies, which highlight its broad potential across various age-related conditions. Beyond progeria, the Company is advancing research into chronic diseases such as diabetes, cancer, and inflammatory conditions. Ongoing discussions with North Carolina State College of Veterinary Medicine aim to establish a large-scale study on elderly dogs with osteoarthritis, further exploring Telomir-1’s potential to improve joint health and mobility.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “plans,” “anticipate,” “believe,” “estimate,” “continue” and similar words. Such statements are only predictions and actual events or results may differ materially from those anticipated in these forward-looking statements. You should not place undue reliance on any forward-looking statements. In this report, such forward-looking statements relate to the anticipated benefits to the Company of the preclinical study results disclosed herein, the future of the Company’s development and testing of Telomir-1, and other forward-looking matters related to the Company’s plans as described herein. Readers are cautioned that actual future results related to these matters may deviate materially and adversely from the forward-looking statements contained herein. The Company does not assume any obligation to update forward-looking statements as circumstances change, except as required by securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Date: November 20, 2024	By:	/s/ Erez Aminov
Erez Aminov
Chief Executive Officer